AXION POWER INTERNATIONAL, INC.
100 Caster Avenue
Woodbridge, Ontario, Canada L4L 5Y9

FOR IMMEDIATE RELEASE

AXION STOCKHOLDERS APPROVE ALL PROPOSALS

WOODBRIDGE, ONTARIO - June 10, 2004 - Axion Power International, Inc. (OTC Bulletin Board: AXPW), announced today that its stockholders have approved all proposals included in its Proxy Statement dated May 9, 2005 by an overwhelming margin. The holders of 12,344,733 shares of common stock were present or represented by proxy at today’s meeting. In addition, the holders of 271,533 shares of preferred stock were present or represented by proxy at today’s meeting.

The common and preferred stock voted as separate classes with respect to the election of directors. With respect to all other proposals, the preferred stock voted with the common stock as a single class on an as converted basis.

The results of the voting on the various matters presented for consideration were as follows:

Proposal	For	Against	Withhold or Abstain
To elect Howard Schmidt to serve as a Director until the 2008 Annual Meeting	271,533	0	0
To elect Michael Kishinevsky to serve as a Director until the 2008 Annual Meeting	12,343,640		1,093
To elect Tom Granville to serve as a Director until the 2007 Annual Meeting	12,343,640		1,093
To elect John Petersen to serve as a Director until the 2006 Annual Meeting	12,343,640		1,093
To ratify our compensation policies for independent directors	13,796,235	5,497	5,500
To ratify amendments that increase the number of shares available for incentive grants under our 2004 Incentive Stock Plan from 1 million to 2 million	5,754,533	3,409	7,832,900
To ratify amendments that increase the number of shares available for option grants under our Independent Directors’ Stock Option Plan from 125,000 to 500,000	5,742,633	20,209	7,828,000
To ratify the selection of Michael F. Cronin, CPA as independent auditor for the current year	13,802,832	3,990	410

The proposals to increase the number of shares available for incentive awards and option grants will not change our current capitalization and the board intends to preserve the new authorizations for the anticipated future needs of the company.

Commenting on the meeting, John Petersen, the company’s board chairman said, “We are delighted that the stockholders approved changes we proposed in our Proxy Statement by an overwhelming margin. We believe these changes will facilitate our future growth and expansion, improve our corporate governance and better position our company for the technical and financial challenges that lie ahead. The last year has been highly productive. We expect the rate of change to accelerate as we move from the laboratory prototype to the application prototype stage, commence rigorous third-party testing and begin forging development alliances with energy system integrators who have expressed an interest in using our e3 Supercells as a key element of their energy generation and control systems.”

About Axion Power International.

Axion is developing a new technology for supercapacitive hybrid electrical energy storage devices that it calls e3 Supercell. Instead of using two lead electrodes like a conventional lead-acid battery, e3 Supercells replace the lead-based negative electrodes with nanoporous carbon electrodes. The result is a new class of energy storage device that offers both battery and supercapacitor performance characteristics and has a much longer service life. Axion believes its e3 Supercells may offer a cost-effective alternative to conventional lead-acid batteries that will:

•	Charge three to five times faster;

•	Offer three to four times as many charge/discharge cycles in deep discharge applications;

•	Withstand repetitive 90% depth of discharge without significant loss of performance; and

•	Require minimal maintenance.

Initially, Axion plans to focus on developing e3 Supercells for uninterruptible power supplies and DC power systems for communications networks. Its second target market will be energy storage and buffering systems for alternative and conventional grid-connected electric utilities. Its third target market will be high performance power systems for hybrid automobiles. Axion may also develop specialized e3 Supercells for a variety of industrial and consumer products including forklifts, wheelchairs and golf carts.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995:

Certain statements in this Press Release are "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For a detailed description of the risk factors and uncertainties affecting the Company, please refer to our current and future filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.

For further information, please visit www.axionpower.com or contact:

Nazia Khan, Corporate Communications
Axion Power International. 905-264-1991
nkhan@axionpower.com

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